SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 17, 2011
Infusion Brands International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
 (Address of principal executive offices) (zip code)

 (727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2011, Infusion Brands International, Inc. (the “Company”) entered into an Agreement to Settle and Release all Actions and Extinguish all Debts (the “Agreement”) with Beyond Commerce, Inc. (“BYOC”) pursuant to which the Company will assign and forfeit its ownership, right and title to any warrants, options, notes or other ownership interest in BYOC in consideration for which BYOC will pay to the Company a cash payment of $75,000 and transfer 250,000 shares of Kaching Kaching, Inc.’s common stock, currently held by BYOC, to the Company.

Pursuant to the terms of the Agreement, the parties have each agreed to release and forever discharge the other party from all past, present and future liability and obligations.  Furthermore, Robert McNulty, Linlithgow Holdings, LLC and any affiliates thereof have also agreed to release and discharge the Company as well as (among others) the Company’s subsidiaries, Vicis Capital Master Fund, Vicis Capital LLC, Zurvita, Inc. and all off their respective parents, subsidiaries, successors, assigns, employees, officers and directors from all past, present and future liability and obligations.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1	Agreement to Settle and Release all Actions and Extinguish all Debts

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infusion Brands International, Inc.

Dated: March 3, 2011	By: /s/ Robert DeCecco
Name: Robert DeCecco
Title: Chief Executive Officer